EXHIBIT 23

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 1999 included in USFreightways Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

    Arthur Andersen LLP



May 12, 1999